Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Vice President, Finance and Administration and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), each hereby certifies that, to the best of his knowledge, on January 13, 2009:

(a)
the Form 10-K Annual Report of the Company for the year ended September 30, 2008 filed on January 13, 2009, with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods set forth therein.

By: /s/ Richard M. Shepperd
Richard M. Shepperd President and Chief Executive Officer Date: January 13, 2009

By: /s/ Michael R. Cox
Michael R. Cox Vice President, Finance and Administration and Chief Financial Officer Date: January 13, 2009